Exhibit 99.1

Airspan Networks Holdings Inc. Reports Strong Third Quarter 2021 Results, With Momentum
in 5G, Private Networks and Fixed Wireless Access Revenue and Growth

Boca Raton, FL – November 10, 2021 – Airspan Networks Holdings Inc. (NYSE American: MIMO) (“Airspan” or the “Company”), which provides ground-breaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions, today announced results for the third quarter and nine months ended September 30, 2021.

Key Highlights

●	Third quarter 2021 revenue of $38.9 million, up 8% from the third quarter of 2020

●	Third quarter growth driven by contributions from 5G, rapidly expanding Private Networks pipeline of deployments and collaborations and strong Fixed Wireless Access (“FWA”) results

●	Year to date revenue up 39% through September 2021, to $126.9 million versus the first three quarters of 2020

●	Product and software licenses revenue up 29% for the third quarter 2021, and up 76% year to date through September 2021 over the prior year

●	Strong demand from existing customers with all major customers committed to new purchase orders; new purchase orders received from new customers as well

●	Third quarter 2021 gross margin of 44% compared to 48% in third quarter 2020

●	Mimosa by Airspan 6 Series product suite launch ushers in fixed wireless gigabit era, with new generation of high-performing FWA technologies to improve PTMP (“Point to Multi Point”) performance and reliability; featuring up to 7 Gbps speeds; one-year lead on the competition

●	On August 13, 2021, completed business combination (the “Business Combination”) with New Beginnings Acquisition Corp. This Business Combination and a concurrent PIPE equity and convertible debt raise produced $115.5 million in net cash proceeds

●	As a result of the Business Combination, listed on the NYSE American Exchange (Ticker: MIMO) on August 16, 2021

Third Quarter Details

Airspan reported strong demand from both existing customers and new clients during the third quarter 2021. The Company received multi-million-dollar purchase orders from several existing customers, while also receiving purchase orders from new customers during the quarter. A second domestic cable operator placed their first purchase order with Airspan during the quarter.

Additional third quarter highlights included:

●	The expansion of Airspan’s 5G solutions portfolio, including new 5G indoor and outdoor solutions, and the company’s first 5G CBRS products

●	Strong FWA results following record June results

●	With the launch of a new fixed wireless access gigabit solution, the A6 Series, featuring speeds up to 7 Gbps, to improve PTMP reliability and performance; the A6 can support over 200 subscribers, a 4X increase and the C6x radio is capable of subscriber speeds of up to 1.75 Gbps, a major milestone. This solution provides Airspan with a one-year lead over the competition

●	A rapidly expanding Private Networks pipeline of deployments and collaborations – including working with IBM to accelerate 5G Open RAN adoption in Europe via 5G testbeds in France and Germany to develop innovative multi-vendor solutions for campus networks

●	Successful interoperability testing with Qualcomm Technologies of an end-to-end 5G Stand Alone Network on 5G CBRS spectrum for the first time, laying the groundwork for the launch of next generation CBRS-based devices using Airspan 5G and Open RAN software and hardware

●	Hiring veteran industry executives to accelerate business development in the United States and United Kingdom

Strong customer demand in the quarter was impacted by the supply chain disruptions that are being experienced by many industries. In particular, these disruptions delayed approximately $20 million of product deliveries to Airspan’s largest customer in the third quarter of 2021. Component procurement at elevated spot prices, expedited shipping charges and higher shipping rates also stemmed from global supply chain challenges. This had an approximate three percentage point impact on Airspan’s gross margin in the third quarter of 2021, which was 44%.

Loss per share for the third quarter 2021 was 41 cents, compared to a loss of 17 cents in the third quarter 2020. Year to date loss per share was 82 cents through September 2021, compared to 57 cents for the same period in 2020. Adjusted EBITDA (non-GAAP measure) for the third quarter 2021 was a loss of $10.4 million, compared to a loss of $6.0 million in the third quarter 2020. Adjusted EBITDA (non-GAAP measure) for the nine months ended September 30, 2021 was a loss of $21.1 million, compared to a loss of $22.1 million in the same period of 2020.

Airspan President and CEO Eric Stonestrom said, “We continue to be confident in Airspan’s long-term success, growth strategy and competitive positioning to take advantage of the tremendous total addressable market available via our innovative 5G, Open RAN, Private Networks and FWA solutions. Our new 6 series FWA solution portfolio gives us a one-year advantage over the competition, and demand for these solutions continues to grow significantly.

“We generated strong revenue growth through a series of new POs from both new and existing customers – including one that covers a technology leader’s 20+ campus locations – and an increase of interest in our Private Network solutions. Our confidence is also bolstered by the infrastructure legislation passed last week, in addition to previously announced public sector-funded broadband initiatives and funding,” said Stonestrom.

Of the 72,024,437 shares of Airspan common stock issued and outstanding as of September 30, 2021, 44,951,960 shares, held by certain of the Company’s large strategic partners, as well as warrants to purchase 6,813,078 shares of Airspan common stock held by these strategic partners (and the shares of Airspan common stock issuable upon the exercise of such warrants), are restricted from trading until February 13, 2022, and  an additional 2,750,000 shares originally purchased by New Beginnings Acquisition Corp.’s sponsor are restricted from trading until August 16, 2022, in each case subject to earlier release on the date on which the last reported sale price of Airspan common stock equals or exceeds $12.50 per share for any 20 trading days within any 30-day trading period. A further 345,471 issued and outstanding shares of Airspan common stock represent restricted stock that will vest on August 13, 2022.

About the Business Combination

On August 13, 2021, Airspan completed the Business Combination, resulting in listing on the NYSE American Exchange under the ticker symbol MIMO on August 16, 2022. The Business Combination and a concurrent PIPE equity and debt raise produced $115.5 million in net cash proceeds. Proceeds from the New Beginnings Acquisition Corp trust account, net of redemptions of $15.2 million, $48.7 million raised in PIPE convertible note financing and $75.0 million raised in

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PIPE equity financing totaled $138.9 million in gross proceeds, which were reduced by $23.4 million in related fees and expenses.

Business Outlook

Based on our current visibility into the fourth quarter 2021 our financial outlook is planned to be as follows:

●	Revenue of $54 million

●	GAAP gross margin of 44%

In addition, we expect our full year 2022 revenue growth in the range of 20-25% over 2021, accelerating through the year to an annualized run rate in the range of $270 million -$300 million in fourth quarter 2022, with a planned 47% gross margin for the full year.

Except as required by applicable securities laws, the Company does not intend to make publicly available any update or other revision to these financial projections. The Company has relied upon certain assumptions and estimates to develop these projections, including, among other things, assumptions about its order backlog and pipeline, customer adoption and subsequent expansion of 5G technologies, the mix of products sold, the performance of the Company's outsourced supply chain and the costs of materials and services. These financial projections do not take into account any circumstances or events occurring after the date of this news release. Readers are cautioned not to place undue reliance on these financial projections. None of Airspan or any of its directors, officers, advisors or other representatives has made or makes any representation regarding ultimate performance compared to these financial projections or that these financial projections will be achieved.

Earnings Conference Call

A conference call with Airspan executives will be held today at 8:30 am ET. It can be accessed through a toll-free dial-in, 1-877-589-7296, or 1-215-268-9906 (local), and requesting the Airspan call, as well as on the Airspan investor relations website, ir.airspan.com/. An audio replay of the conference call will be available on the Airspan investor relations site following the call.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications, fixed wireless access (FWA), and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, Airspan’s plans, objectives, expectations and intentions with respect to future operations, products and services; projected financial performance, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Any such forward-looking statements are based upon the current beliefs and expectations of Airspan’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Airspan’s control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

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Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Airspan’s control, which may include, among other things: the risk of downturns and the possibility of rapid change in the highly competitive industry in which we operate; changes in laws and regulations affecting our business; the risk that we and our current and future collaborators are unable to successfully develop and commercialize our products or services, or experience significant delays in doing so; the risk that we do not achieve or sustain profitability; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we experience difficulties in managing our growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk of product liability or regulatory lawsuits or proceedings relating to our products and services; and the risk that we are unable to secure our intellectual property. For further information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of our Annual Report on Form 10-K (as amended) filed with the U.S. Securities and Exchange Commission (the “SEC”), or our registration statement on Form S-1 as filed with the SEC on September 10, 2021. All information set forth herein speaks only as of the date hereof in the case of information about Airspan or the date of such information in the case of information from persons other than Airspan, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Airspan’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with GAAP. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure”.

Investor Relations Contact:
Brett Scheiner
561-893-8660
IR@airspan.com

Media Contact:
Howie Waterman
917-359-5505
hwaterman@airspan.com

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    AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$85,058	$18,196
Restricted cash	186	422
Accounts receivable, less allowance for doubtful accounts of $243 at September 30, 2021 and $374 at December 31, 2020	53,438	71,621
Inventory	13,976	12,019
Prepaid expenses and other current assets	11,738	7,602
Total current assets	164,396	109,860
Property, plant and equipment, net	6,900	4,833
Goodwill	13,641	13,641
Intangible assets, net	6,732	7,629
Right-to-use lease asset, net	7,144	7,882
Other non-current assets	3,831	3,837
Total assets	$202,644	$147,682
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$24,700	$36,849
Deferred revenue	5,045	7,521
Other accrued expenses	28,137	22,538
Subordinated debt	10,445	10,065
Current portion of long-term debt	281	298
Total current liabilities	68,608	77,271
Long-term debt	-	2,087
Other long-term liabilities	22,230	17,147
Senior term loan	39,978	36,834
Convertible debt	40,748	-
Subordinated term loan - related party	37,149	34,756
Total liabilities	208,713	168,095
Commitments and contingencies
Stockholders' deficit
Common stock, $0.0001 par value; 250,000,000 shares authorized; 72,024,437 and 59,710,047 shares issued at September 30, 2021 and December 31, 2020	7	6
Additional paid-in capital	740,169	674,906
Accumulated deficit	(746,245)	(695,325)
Total stockholders' deficit	(6,069)	(20,413)
Total liabilities and stockholders' deficit	$202,644	$147,682

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  AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Products and software licenses	$32,447	$25,227	$106,487	$60,520
Maintenance, warranty and services	6,476	10,811	20,419	30,889
Total revenues	38,923	36,038	126,906	91,409

Cost of revenues:
Products and software licenses	20,990	17,344	66,605	41,179
Maintenance, warranty and services	825	1,349	3,021	3,446
Total cost of revenues	21,815	18,693	69,626	44,625
Gross profit	17,108	17,345	57,280	46,784
Operating expenses:
Research and development	17,529	13,239	47,427	38,952
Sales and marketing	10,315	7,051	25,157	21,464
General and administrative	19,347	4,043	28,247	11,990
Amortization of intangibles	299	596	897	1,374
Loss on sale of assets	—	—	—	22
Total operating expenses	47,490	24,929	101,728	73,802
Loss from operations	(30,382)	(7,584)	(44,448)	(27,018)
Interest expense, net	(3,630)	(1,480)	(8,580)	(4,676)
Gain on extinguishment of debt	—	—	2,096	—
Other income (expense), net	7,516	(685)	636	(1,925)
Loss before income taxes	(26,496)	(9,749)	(50,296)	(33,619)
Income tax expense	(457)	(172)	(624)	(370)
Net loss	$(26,953)	$(9,921)	$(50,920)	$(33,989)
Net loss per share - basic and diluted	$(0.41)	$(0.17)	$(0.82)	$(0.57)
Weighted average shares outstanding - basic and diluted	66,276,223	59,710,047	61,923,661	59,710,047

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AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2021	2020

Cash flows from operating activities:
Net loss	$(50,920)	$(33,989)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,117	3,624
Foreign exchange gain on long-term debt	(8)	12
Share-based compensation	2,150	1,482
Gain on extinguishment of debt	(2,096)	—
Bad debt expense	182	—
Total adjustments	3,345	5,118
Changes in operating assets and liabilities:
(Increase) decrease in receivables	18,001	7,480
Decrease in inventory	(1,957)	4,679
Decrease in prepaids and other current assets	(452)	836
(Decrease) increase in accounts payable	(15,799)	(6,238)
Increase (decrease) in deferred revenue	(2,476)	568
Increase in other accrued expenses	5,599	483
(Decrease) increase in other operating assets	6	86
(Decrease) increase in other long-term liabilities	(6,577)	2,842
Accrued interest on long-term debt	5,917	2,677
Net cash used in operating activities	(45,313)	(15,458)

Cash flows from investing activities:
Purchase of property, plant and equipment	(4,287)	(1,159)
Net cash used in investing activities	(4,287)	(1,159)

Cash flows from financing activities:
(Repayments) borrowings under line of credit, net	—	(237)
Proceeds from the Business Combination	115,501	—
Proceeds from the exercise of stock options	78	—
Borrowings from other long-term debt	—	2,073
Proceeds from sale of Series G and G-1 stock, net	—	21,913
Proceeds from sale of Series H and H-1 stock, net	505	—
Proceeds from the issuance of Series H warrants	142	—
Net cash provided by financing activities	116,226	23,749
Increase in cash and cash equivalents	66,626	7,132
Cash, cash equivalents and restricted cash, beginning of period	18,618	3,013
Cash, cash equivalents and restricted cash, end of period	$85,244	$10,145

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AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED NON-GAAP ADJUSTED EBITDA RECONCILIATION

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net Loss	$(26,953)	$(9,921)	$(50,920)	$(33,989)

Adjusted for:
Interest expense, net	3,630	1,480	8,580	4,676
Income tax (benefit) expense	457	172	624	370
Depreciation and amortization	988	1,278	3,117	3,624
EBITDA	(21,878)	(6,991)	(38,599)	(25,319)
Share-based compensation expense	661	495	2,150	1,482
Change in fair value of warrant liability and derivatives	(11,562)	692	(7,045)	1,756
Transaction costs allocated to the warrants	3,824	–	3,824	–
Management incentive plan	18,513	–	18,513	–
Adjusted EBITDA	$(10,442)	$(5,804)	$(21,157)	$(22,081)

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